UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

Vine Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40239	81-4833927
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5800 Granite Parkway, Suite 550, Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 606-0540

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VEI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering” or the “IPO”) by Vine Energy Inc. (the “Company”) of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), described in the prospectus (the “Prospectus”), dated March 17, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-253366) (as amended, the “Registration Statement”), the following agreements were entered into:

•

the Underwriting Agreement, dated March 17, 2021, by and among the Company, Vine Energy Holdings LLC (“Vine Holdings”) and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several initial underwriters listed on Schedule I thereto (the “Underwriting Agreement”), which contains customary representations and warranties and indemnification of the underwriters by the Company;

•

the Amended and Restated Limited Liability Company Agreement of Vine Holdings, dated March 17, 2021, by and among the Company and the other parties thereto (the “Vine Holdings Limited Liability Company Agreement”);

•	the Tax Receivable Agreement, dated March 17, 2021, by and among the Company and each of the other persons from time to time party thereto (the “Tax Receivable Agreement”);

•

the Exchange Agreement, dated March 17, 2021, by and among the Company, Vine Holdings and holders of limited liability company units representing a membership interest in Vine Holdings (the “Class B Units”) and Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) from time to time party thereto (the “Exchange Agreement”);

•	the Registration Rights Agreement, dated March 22, 2021, by and among the Company and each of the other persons from time to time party thereto (the “Registration Rights Agreement”);

•	the Stockholders’ Agreement, dated March 22, 2021, by and among the Company and each of the other persons from time to time party thereto (the “Stockholders’ Agreement”);

•	the Master Reorganization Agreement, dated March 17, 2021, by and among the Company, Vine Holdings and each of the other parties thereto (the “Master Reorganization Agreement”);

•

the First Lien RBL Credit Agreement, dated March 8, 2021, by and among Vine Holdings as the Borrower, the several lenders from time to time party thereto and Citibank, N.A. as Administrative Agent, Collateral Agent, Swingline Lender and an Issuing Bank (the “New RBL”);

•

the Amendment No. 1 to Second Lien Credit Agreement, dated March 8, 2021, by and among Vine Holdings as the New Borrower, Vine Oil & Gas LP as the Existing Borrower, the several lenders from time to time party thereto and Morgan Stanley Senior Funding as Administrative Agent and Collateral Agent (the “2L Amendment”);

•

the First Supplemental Indenture, dated March 17, 2021, by and among Vine Holdings, Vine Oil & Gas LP (“Vine LP”), Brix Oil & Gas Holdings LP (“Brix”), Harvest Royalties Holdings LP (“Harvest”) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”) (the “2017 Notes Supplemental Indenture”); and

•	the First Supplemental Indenture, dated March 17, 2021, by and among Vine Energy Holdings LLC, Vine LP, Brix, Harvest and the Trustee (the “2018 Notes Supplemental Indenture”).

The Vine Holdings Limited Liability Company Agreement, the Tax Receivable Agreement, the Exchange Agreement, the Registration Rights Agreement, the Stockholders’ Agreement, the Master Reorganization Agreement, the New RBL, the 2L Amendment, the 2017 Notes Supplemental Indenture and the 2018 Notes Supplemental Indenture are filed herewith as Exhibits 1.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein. Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” in the Prospectus.

Item 1.02 Termination of a Material Definitive Agreement.

On March 22, 2021, in connection with the closing of the IPO, the Company terminated all commitments and obligations under that certain credit agreement entered into in December 2019 with Blackstone Holdings Finance Co LLC, as administrative agent and collateral agent and certain other banks, financial institutions and other lending institutions from time to time party thereto (the “Third Lien Credit Agreement”).

The foregoing summary of the Third Lien Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Third Lien Credit Agreement, which was filed as Exhibit 10.6 to the Registration Statement and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 17, 2021, the Company completed the reorganization transactions contemplated by the Master Reorganization Agreement among the Company and the other parties named therein, pursuant to which: (a) the Existing Owners (as defined in the Prospectus) who directly hold equity interests in Vine Oil & Gas Parent LP, Vine Oil & Gas Parent GP LLC, Brix, Brix Oil & Gas Holdings GP LLC, Harvest and Harvest Royalties Holdings GP LLC

contributed all of such equity interests to Vine Holdings in exchange for newly issued equity in Vine Holdings (the “LLC Interests”), (b) certain of the Existing Owners contributed a portion of their LLC Interests directly or indirectly, by contribution of Blocker Entities (as defined in the Prospectus) holding LLC Interests, to the Company in exchange for newly issued Class A Common Stock and contributed such Class A Common Stock received to Vine Investment II LLC (“Vine Investment II”), Brix Investment II LLC (“Brix Investment II”), Harvest Investment II LLC (“Harvest Investment II”), Vine Investment LLC (“Vine Investment”), Brix Investment LLC (“Brix Investment”) or Harvest Investment LLC (“Harvest Investment”), as applicable, (c) certain of the Existing Owners exchanged the remaining portion of their LLC Interests for newly issued units representing limited liability company interests in Vine Holdings issued pursuant to the Vine Holdings Limited Liability Company Agreement (the “Vine Units”) and subscribed for newly issued Class B Common Stock of the Company with no economic rights or value and will contribute such Vine Units and Class B Common Stock to Vine Investment, Brix Investment and Harvest Investment, as applicable, and (d) the Company contributed the net proceeds of the offering to Vine Holdings in exchange for newly issued Vine Units and a managing member interest in Vine Holdings.

The foregoing description of the Master Reorganization Agreement is qualified in its entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New RBL

Contemporaneously with the IPO, Vine Holdings entered into a new reserve-based lending facility (the “New RBL”). The New RBL has a total facility size of $750 million, a borrowing base of $350 million and available capacity of $293 million (after giving effect to $25 million of letters of credit issued at the closing of the IPO).

The New RBL bears interest at a rate equal to LIBOR plus an additional margin, based on the percentage of the revolving commitment being utilized, ranging from 3.00% to 4.00%, with a LIBOR ‘floor’ of 0.50%. The New RBL matures on the earlier to occur of (a) 45 months after the closing of the IPO, (b) 91 days prior to the maturity of that certain Second Lien Term Loan, dated December 30, 2020 (the “Second Lien Term Loan”), to the extent any of such indebtedness remains outstanding, and (c) 91 days prior to the maturity of the 2018 Notes or 2017 Notes (each as defined below), to the extent specified amounts of such indebtedness remain outstanding. There will also be a commitment fee of 0.50% on the undrawn borrowing base amounts. The New RBL is secured on a senior basis by substantially all of our assets and stock and guaranteed by the subsidiaries that secure and guarantee the Second Lien Term Loan.

The New RBL provides for a quarterly Consolidated Total Net Leverage Ratio financial maintenance covenant of 3.25x beginning with the quarter ended June 30, 2021, a quarterly Current Ratio maintenance covenant of 1.00x beginning with the quarter ended June 30, 2021 and a $100 million weekly minimum liquidity covenant that is applicable starting 180 days prior to the maturity of the indebtedness under the Second Lien Term Loan, the 2018 Notes or the 2017 Notes, to the extent any of such indebtedness is outstanding. The New RBL also contains customary incurrence-based covenants for facilities of this type, including restrictions on the incurrence of liens, indebtedness, asset dispositions, fundamental changes, transactions with affiliates, restricted payments and other customary covenants.

The credit agreement governing the New RBL contains customary events of default, including non-payment, breach of covenants, materially incorrect representations, cross-default, bankruptcy and change of control.

Amendment to the Second Lien Term Loan

In connection with the entry into the New RBL, Vine Holdings entered into an amendment to the Second Lien Term Loan. The 2L Amendment provides for, among other changes, the retirement of Vine LP as the ‘existing borrower’ under that facility, and its replacement with Vine Holdings as the ‘new borrower.’

The 2L Amendment also provides for an amendment to the maturity date of the Second Lien Term Loan, such that the Second Lien Term Loan matures on the earlier of (a) December 30, 2025, and (b) 90 days prior to the maturity of the 2017 Notes and the 2018 Notes, to the extent $182,000,000 of the aggregate principal amount outstanding under such notes remains outstanding on that date.

2017 Notes Supplemental Indenture

In connection with the IPO, on March 17, 2021, the 2017 Notes Supplemental Indenture was entered into by and among Vine Holdings, Vine LP, Brix, Harvest and the Trustee, pursuant to which (i) Vine Holdings assumed all the payments and other obligations of Vine LP under that certain Indenture, dated October 18, 2017 (the “2017 Indenture”), providing for the issuance of 8.75% senior notes due 2023 (the “2017 Notes”) and (ii) each of Vine Holdings, Brix and Harvest agreed to unconditionally guarantee all of the issuers’ obligations under the 2017 Notes and the 2017 Indenture.

2018 Notes Supplemental Indenture

In connection with the IPO, on March 17, 2021, the 2018 Notes Supplemental Indenture was entered into by and among Vine Holdings, Vine LP, Brix, Harvest and the Trustee, pursuant to which (i) Vine Holdings assumed all the payments and other obligations of Vine LP under that certain Indenture, dated October 3, 2018 (the “2018 Indenture”), providing for the issuance of 9.75% senior notes due 2023 (the “2018 Notes”) and (ii) each of Vine Holdings, Brix and Harvest agreed to unconditionally guarantee all of the issuers’ obligations under the 2018 Notes and the 2018 Indenture.

The foregoing descriptions of each of the the New RBL, the 2L Amendment, the 2017 Notes Supplemental Indenture and the 2018 Notes Supplemental Indenture is qualified in its entirety by reference to the full text of the New RBL, the 2L Amendment, the 2017 Supplemental Indenture and the 2018 Notes Supplemental Indenture, which are filed herewith as Exhibits 10.7, 10.8, 10.9 and 10.10, respectively, to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in Item 1.01 regarding the Registration Rights Agreement and Stockholders’ Agreement and the information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors; Committee Composition; Director Compensation

Effective March 17, 2021, following the effective time of the Registration Statement, H. Paulett Eberhart and David I. Foley were elected to the Board of Directors of the Company. Mr. Foley was designated to serve on the Board of Directors by affiliates of The Blackstone Group L.P. pursuant to the Stockholders’ Agreement. Ms. Eberhart will serve as a Class II director with a term expiring at the Company’s second annual meeting of stockholders following the IPO and Mr. Foley as a Class III director with a term expiring at the Company’s third annual meeting of stockholders following the IPO. Ms. Eberhart will also serve on the Audit Committee and Environmental, Safety and Governance Committee of the Board of Directors and Mr. Foley will also serve on the Compensation Committee of the Board of Directors.

Except as set forth under the heading “Certain Relationships and Related Person Transactions” in the Prospectus, Ms. Eberhart and Mr. Foley have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

2021 Long-Term Incentive Plan

Effective March 17, 2021, the Company’s Board of Directors adopted and approved the Company’s 2021 Long-Term Incentive Plan (the “Incentive Plan”) substantially in the form previously filed as Exhibit 10.12 to the Registration Statement. For further information regarding the Incentive Plan, see “Executive Compensation—Future Compensation Arrangements—2021 Long-Term Incentive Plan” in the Prospectus.

A copy of the Incentive Plan is filed herewith as Exhibit 10.11 and is incorporated herein by reference. The above description of the Incentive Plan is not complete and is qualified in its entirety by reference to such exhibit.

Indemnification Agreements

In connection with the IPO, the Company entered into Indemnification Agreements (the “Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.12, 10.13, 10.14. 10.15, 10.16, 10.17, 10.18, 10.19 and 10.20 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2021, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), substantially in the form previously filed as Exhibit 3.3 to the Registration Statement became effective, and on March 17, 2021, the Company’s Amended and Restated Bylaws (the “Bylaws”), substantially in the form previously filed as Exhibit 3.4 to the Registration Statement, became effective. The Charter, among other things, provides that the Company’s authorized capital stock consists of 350,000,000 shares of Class A common stock, 150,000 shares of Class B common stock, and 50,000 shares of preferred stock. A description of the material terms of the Company’s capital stock, after giving effect to the adoption of the Charter and Bylaws, has previously been reported by the Company in the Registration Statement. The Charter and Bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On March 22, 2021, the Company completed the Offering of 21,500,000 shares of Class A Common Stock for cash consideration of $13.30 per share (net of underwriting discounts). On March 23, 2021, the Company received a notice pursuant to which the underwriters elected to exercise their option to purchase 3,225,000 additional shares of Class A Common Stock on the terms and conditions set forth in the Prospectus. As contemplated in the Prospectus, the Company has used borrowings under its new reserve-based lending facility and the proceeds (net of underwriting discounts) from the Offering to repay in full and terminate certain existing credit facilities of its subsidiaries.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 17, 2021, by and among the Company, Vine Energy Holdings LLC and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several initial underwriters listed on Schedule I thereto.

3.1	Amended and Restated Certificate of Incorporation of Vine Energy Inc.

3.2	Amended and Restated Bylaws of Vine Energy Inc.

10.1	Amended and Restated Limited Liability Company Agreement of Vine Energy Holdings LLC, dated as of March 17, 2021.

10.2	Tax Receivable Agreement, dated as of March 17, 2021, by and among Vine Energy Inc. and each of the other persons from time to time party thereto.

10.3	Exchange Agreement, dated as of March 17, 2021, by and among Vine Energy Inc., Vine Energy Holdings LLC and holders of Class B Units and Class B Common Stock from time to time party thereto.

10.4	Registration Rights Agreement, dated as of March 22, 2021, by and among Vine Energy Inc. and each of the other persons from time to time party thereto.

10.5	Stockholders’ Agreement, dated as of March 22, 2021, by and among Vine Energy Inc. and each of the other persons from time to time party thereto.

10.6	Master Reorganization Agreement, dated as of March 17, 2021, by and among Vine Energy Inc., Vine Energy Holdings LLC and each of the other parties thereto.

10.7	First Lien RBL Credit Agreement, dated March 8, 2021, by and among Vine Energy Holdings LLC as the Borrower, the several lenders from time to time party thereto and Citibank, N.A. as Administrative Agent, Collateral Agent, Swingline Lender and an Issuing Bank.

10.8	Amendment No. 1 to Second Lien Credit Agreement, dated March 8, 2021, by and among Vine Holdings as the New Borrower, Vine Oil & Gas LP as the Existing Borrower, the several lenders from time to time party thereto and Morgan Stanley Senior Funding as Administrative Agent and Collateral Agent.

10.9	First Supplemental Indenture, dated March 17, 2021, by and among Vine Energy Holdings LLC, Vine Oil & Gas LP, Brix Oil & Gas Holdings LP, Harvest Royalties Holdings LP and Wilmington Trust, National Association, a national banking association, as trustee.

10.10	First Supplemental Indenture, dated March 17, 2021, by and among Vine Energy Holdings LLC, Vine Oil & Gas LP, Brix Oil & Gas Holdings LP, Harvest Royalties Holdings LP and Wilmington Trust, National Association, a national banking association, as trustee.

10.11	Vine Energy Inc. 2021 Long-Term Incentive Plan.

10.12	Indemnification Agreement, dated March 17, 2021, by and among Vine Energy Inc. and Eric D. Marsh.

10.13	Indemnification Agreement, dated March 17, 2021, by and among Vine Energy Inc. and David M. Elkin.

10.14	Indemnification Agreement, dated March 17, 2021, by and among Vine Energy Inc. and Wayne B. Stoltenberg.

10.15	Indemnification Agreement, dated March 17, 2021, by and among Vine Energy Inc. and Jonathan C. Curth.

10.16	Indemnification Agreement, dated March 17, 2021, by and among Vine Energy Inc. and Angelo G. Acconcia.

10.17	Indemnification Agreement, dated March 17, 2021, by and among Vine Energy Inc. and Murat T. Konuk.

10.18	Indemnification Agreement, dated March 17, 2021, by and among Vine Energy Inc. and Charles M. Sledge.

10.19	Indemnification Agreement, dated March 17, 2021, by and among Vine Energy Inc. and H. Paulett Eberhart.

10.20	Indemnification Agreement, dated March 17, 2021, by and among Vine Energy Inc. and David I. Foley.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Vine Energy Inc.

Date: March 23, 2021	By:	/s/ Eric D. Marsh
Name: Eric D. Marsh
Title: President, Chief Executive Officer and Chairman of the Board

[Signature Page to Closing 8-K]